March 2014 Preliminary Terms No. 108 Registration Statement No. 333-177923 Dated March 5, 2014 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due March 17, 2017

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index
Principal at Risk Securities

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon equal to at least 2.25% of the stated principal amount, but only with respect to each determination date on which the index closing value of each of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level.  If, however, on any determination date, the index closing value of any underlying index is less than its coupon barrier level, you will not receive any contingent quarterly coupon for the related quarterly period.  In addition, if the index closing value of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly coupon.  If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date.  If, however, the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero.  As a result, investors must be willing to accept the risk of receiving few or no contingent quarterly coupons during the term of the notes and also the risk of receiving a payment at maturity that will be significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent coupon payments and/or a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program.  Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (the “RTY Index”), EURO STOXX 50® Index (the “SX5E Index”) and MSCI Emerging Markets Index (the “MXEF Index”) (each an “underlying index”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date), the index closing value of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first coupon payment date immediately following the related determination date.

The securities will not be redeemed early on any coupon payment date if the index closing value of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the related determination date.
Contingent quarterly coupon:

•   If, on any determination date, the index closing value of each underlying index is greater than or equal to its coupon barrier level, we will pay a contingent quarterly coupon of at least $0.225 (at least 2.25% of the stated principal amount) per security on the related coupon payment date. The actual contingent quarterly coupon will be provided in the pricing supplement.

•   If, on any determination date, the index closing value of any underlying index is less than its coupon barrier level, no contingent quarterly coupon will be payable with respect to that determination date. It is possible that one or all of the underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount, plus, (ii) if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This amount will be less than 60% of the stated principal amount of the securities and could be zero.
Coupon barrier level:	With respect to the RTY Index: , which is equal to 75% of its initial index value
With respect to the SX5E Index:           , which is equal to 75% of its initial index value
With respect to the MXEF Index: , which is equal to 75% of its initial index value
Downside threshold level:	With respect to the RTY Index: , which is equal to 60% of its initial index value
With respect to the SX5E Index:           , which is equal to 60% of its initial index value
With respect to the MXEF Index: , which is equal to 60% of its initial index value
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	On or about March , 2014 (expected to price on or about March 14, 2014)
Original issue date (settlement date):	March , 2014 (3 business days after the pricing date)
Maturity date:	March 17, 2017, subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity” in the accompanying product supplement no. MS-8-I
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$10.00	$0.225	$9.775
Total	$	$	$

(1)	See “Additional Information about the Securities — Use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.225 per $10 stated principal amount security. See “Underwriting (Conflicts of Interest)” beginning on page PS-68 of the accompanying product supplement no. MS-8-I.

If the securities priced today and assuming a contingent quarterly coupon equal to the minimum listed above, the estimated value of the securities as determined by JPMS would be approximately $9.532 per $10 stated principal amount security. JPMS’s estimated value of the securities on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $9.45 per $10 stated principal amount security. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-8-I, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-8-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-8-I dated January 21, 2014: http://www.sec.gov/Archives/edgar/data/19617/000095010314000340/crt_dp43208-424b2.pdf

Underlying supplement no. 1-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf

Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

Terms continued from previous page:
Initial index value:	With respect to the RTY Index: , which is its index closing value on the pricing date
With respect to the SX5E Index:           , which is its index closing value on the pricing date
With respect to the MXEF Index: , which is its index closing value on the pricing date
Final index value:	With respect to each underlying index, the index closing value on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, final index value divided by the initial index value
Determination dates:	June 16, 2014, September 15, 2014, December 15, 2014, March 16, 2015, June 15, 2015, September 14, 2015, December 14, 2015, March 14, 2016, June 14, 2016, September 14, 2016, December 14, 2016 and March 14, 2017, subject to postponement for non-trading days and certain market disruption events. We also refer to March 14, 2017 as the final determination date.
Coupon payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly coupon, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	48127E528 / US48127E5289
Listing:	The securities will not be listed on any securities exchange.
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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due March 17, 2017 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to at least $0.225 (at least 2.25% of the stated principal amount) per security, with respect to each quarterly determination date on which index closing value of each underlying index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level. The actual contingent quarterly coupon will be provided in the pricing supplement. The contingent quarterly coupon, if any, will be payable quarterly on the relevant coupon payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly coupon, if any, with respect to the final determination date, the maturity date. If the index closing value of any underlying index is less than its coupon barrier level on any determination date, investors will receive no contingent quarterly coupon for the related quarterly period. It is possible that the index closing value of each underlying index could remain below its coupon barrier level for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any coupon payment date. Even if all of the underlying indices were to be at or above their respective coupon barrier levels on some quarterly determination dates, one or all underlying indices may fluctuate below their respective coupon barrier level(s) on others.

If the index closing value of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final closing value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than 60% of its initial index value, which we refer to as a downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of receiving few or no contingent quarterly coupons. In addition, investors will not participate in any appreciation of the underlying indices.

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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly coupon equal to at least 2.25% of the stated principal amount with respect to each determination date on which the index closing value of each underlying index is greater than or equal to 75% of its initial index level, which we refer to as a coupon barrier level. The actual contingent quarterly coupon will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly coupon, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others. On the 10th determination date, the index closing value of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.

On the coupon payment date immediately following the 10th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date. At maturity, investors will receive the stated principal amount and, depending on whether each final index value is greater than, equal to or below its coupon barrier level, the contingent quarterly coupon with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, one or all of the underlying indices close below its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly coupon for the quarterly periods in which the index closing value of each underlying index is at or above its coupon barrier level on the related determination date. At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount and could be zero.

Investors will lose some and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values and (2) the final index value.

Diagram #1: First Eleven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon or whether the securities will be automatically redeemed will be determined by reference to the index closing value of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. The actual initial index value, coupon barrier level and downside threshold level for each underlying index will be provided in the pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following assumed terms:

Hypothetical Contingent quarterly coupon:	A contingent quarterly coupon of $0.225 per quarter per security will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its coupon barrier level on the related determination date.
Early redemption:	If the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly coupon with respect to the final determination date

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$10 per security
Hypothetical initial index value:	With respect to the RTY Index: 1,200.00 With respect to the SX5E Index: 3,000.00 With respect to the MXEF Index: 950.00
Hypothetical coupon barrier:

With respect to the RTY Index: 900.00, which is 75% of the hypothetical initial index value for such index

With respect to the SX5E Index: 2,250.00, which is 75% of the hypothetical initial index value for such index

With respect to the MXEF Index: 712.50, which is 75% of the hypothetical initial index value for such index

Hypothetical downside threshold level:

With respect to the RTY Index: 720.00, which is 60% of the hypothetical initial index value for such index

With respect to the SX5E Index: 1,800.00, which is 60% of the hypothetical initial index value for such index

With respect to the MXEF Index: 570.00, which is 60% of the hypothetical initial index value for such index

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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to a determination date:

	Index Closing Value			Contingent quarterly coupon
	RTY Index	SX5E Index	MXEF Index
Hypothetical Determination Date 1	1,300 (at or above coupon barrier level)	2,500 (at or above coupon barrier level)	800 (at or above coupon barrier level)	$0.225
Hypothetical Determination Date 2	650 (below coupon barrier level)	3,500 (at or above coupon barrier level)	400 (below coupon barrier level)	$0
Hypothetical Determination Date 3	1,300 (at or above coupon barrier level)	1,750 (below coupon barrier level)	600 (below coupon barrier level)	$0
Hypothetical Determination Date 4	700 (below coupon barrier level)	1,500 (below coupon barrier level)	500 (below coupon barrier level)	$0

On hypothetical determination date 1, each underlying index closes at or above its coupon barrier level. Therefore, a contingent quarterly coupon of $0.225 is payable on the relevant coupon payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its coupon barrier but the other underlying indices close below their respective coupon barrier levels. Therefore, no contingent quarterly coupon is payable on the relevant coupon payment date.

On hypothetical determination date 4, each underlying index closes below its coupon barrier level and, accordingly, no contingent quarterly coupon is payable on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the closing level of any underlying index is below its coupon barrier level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Index Closing Value			Early Redemption Payment
	RTY Index	SX5E Index	MXEF Index
Hypothetical Determination Date 1	1,300 (at or above initial index value)	1,500 (below initial index value)	850 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	700 (below initial index value)	1,500 (below initial index value)	700 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	1,400 (at or above initial index value)	3,500 (at or above initial index value)	1,000 (at or above initial index value)	$10.225 (the stated principal amount plus the contingent quarterly coupon with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

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Contingent Income Auto-Callable Securities due March 17, 2017

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value			Payment at Maturity
	RTY Index	SX5E Index	MXEF Index
Example 1:	1,300 (at or above coupon barrier level and downside threshold level)	3,500 (at or above coupon barrier level and downside threshold level)	850 (at or above coupon barrier level and downside threshold level)	$10.225 (the stated principal amount plus the contingent quarterly coupon with respect to the final determination date)
Example 2:	360 (below downside threshold level)	3,500 (at or above downside threshold level)	500 (below downside threshold level)	$10 × index performance factor of the worst performing underlying index = $10 × (360 / 1,200) = $3.00
Example 3:	1,300 (at or above downside threshold level)	1,200 (below downside threshold level)	450 (below downside threshold level)	$10 × (1,200 / 3,000) = $4.00
Example 4:	480 (below downside threshold level)	900 (below downside threshold level)	380 (below downside threshold level)	$10 × (900 / 3,000) = $3.00
Example 5:	360 (below downside threshold level)	900 (below downside threshold level)	190 (below downside threshold level)	$10 × (190 / 950) = $2.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and coupon barrier level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final determination date.

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 4, each of the RTY Index and the MXEF Index has declined 60% from its initial index value to its final index value, while the SX5E Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SX5E Index, which is the worst performing underlying index in this example.

In example 5, the MXEF Index has declined 80% from its initial index value to its final index value, while each of the RTY Index and the SX5E Index has declined 70% from its initial index value to its final index value. Therefore the payment at maturity equals the stated principal amount times the index performance factor of the MXEF Index, which is the worst performing underlying index in this example.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Contingent Income Auto-Callable Securities due March 17, 2017

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. MS-8-I and “Risk Factors” beginning on page US-1 of the accompanying underlying supplement no. 1-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its coupon barrier level on the related determination date. If, on the other hand, the closing value of any underlying index is lower than its coupon barrier level on the relevant determination date, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing values of any underlying index could remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	You are exposed to the price risk of all three underlying indices, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the index closing value of each underlying index.

To receive any contingent quarterly coupons, each underlying index must close at or above its coupon barrier level on the applicable determination date. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon barrier level on any determination date or downside threshold level on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance any underlying index other than the worst performing underlying index. Therefore it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.
▪	The contingent quarterly coupon is based solely on the index closing value of the underlying indices on the specified determination dates. Whether the contingent quarterly coupon will be made with respect to a determination date will be based on the index closing value of each underlying index on that determination date. As a result, you will not know whether you will receive the contingent quarterly coupon until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the index closing value of each underlying index on quarterly determination dates, if the index closing value of any of the underlying indices on any
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Contingent Income Auto-Callable Securities due March 17, 2017

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Principal at Risk Securities

determination date is below its coupon barrier level, you will not receive any contingent quarterly coupon with respect to that determination date, even if the index closing value of that underlying index was higher on other days during the related quarterly period.

▪	You will not receive any contingent quarterly coupon for any quarterly period where the index closing value of any underlying index on the relevant determination date is less than its downside threshold level. A contingent quarterly coupon will be made with respect to a quarterly period only if the index closing value of each underlying index on the relevant determination date is greater than or equal to its coupon barrier level. If the index closing value of any underlying index remains below its coupon barrier level on each determination date over the term of the securities, you will not receive any contingent quarterly coupon.
▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each determination date on which the index closing value of each underlying index is greater than or equal to its coupon barrier level, if any.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index and the MXEF Index. The equity securities included in the SX5E Index and the MXEF Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities entail non-U.S. securities emerging markets risk with respect to the MXEF Index. The equity securities included in the MXEF Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	The securities are subject to currency exchange risk with respect to the MXEF Index. Because the prices of the equity securities included in the MXEF Index are converted into U.S. dollars for the purposes of calculating the level of the MXEF Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the MXEF Index are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the MXEF Index are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the MXEF Index are traded, the level of the MXEF Index will be adversely affected and any payment on the securities may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
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Principal at Risk Securities

o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the coupon barrier levels, the downside threshold levels and the final index values and whether the closing value of each underlying index on any determination date is greater than or equal to its initial index value or is below its coupon barrier level or downside threshold level, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to the Securities Generally” in the accompanying product supplement no. MS-8-I for additional information about these risks.
▪	JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy
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securities from you in secondary market transactions. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the index closing value of each underlying index, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility in the index closing value of each underlying index;
o	the time to maturity of the securities;
o	whether the index closing value of any underlying index has been, or is expected to be, less than its coupon barrier level on any determination date and whether the final index closing value of any underlying index is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
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o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index and the MXEF Index trade and the correlation among those rates and the values of the SX5E Index and the MXEF Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the index closing values of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, as a result, the coupon barrier levels, which are the respective levels at or above which the underlying indices must close on each determination date in order for you to earn a contingent quarterly coupon or, if the securities are not called prior to maturity, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the contingent quarterly coupon at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for JPMS’s estimated value and the contingent quarterly coupon at maturity.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly coupons (including any contingent quarterly coupons paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly coupons as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.
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Principal at Risk Securities

Non-U.S. Holders – tax considerations

The U.S. federal income tax treatment of contingent quarterly coupons is uncertain, and although we believe it is reasonable to take a position that contingent quarterly coupons are not subject to U.S. withholding tax (at least if a Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. Holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose a 30% withholding tax (subject to reduction under an applicable income tax treaty) on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the securities.  Withholding may be required even in the absence of any actual dividend-linked payment or adjustment if certain conditions related to the economic terms of the securities are met on the date a security is acquired by a Non-U.S. Holder.  Currently, there are material uncertainties regarding the application of the proposed regulations and the impact they may have on any future payments to be made under the securities.  In addition, the final regulations, when enacted, may differ materially from the proposed regulations.  Once the regulations are finalized, we will provide any information required in the final regulations to assist in determining whether any amounts with respect to the securities will be subject to this withholding tax.  We will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations as well as the appropriateness of an investment in these securities in light of these proposed regulations and uncertainty over their final form.

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Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information on the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying index supplement no.1-I.

Information as of market close on March 4, 2014:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/4/14):	1,208.6508
Current Index Level:	1,208.6508	52 Week Low (on 4/18/13):	901.5129
52 Weeks Ago (on 3/5/13):	927.3982

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through March 4, 2014. The graph following the table sets forth the daily index closing values of the underlying index during the same period. The closing value of the underlying index on March 4, 2014 was 1,208.6508. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.0675	872.6000	951.5424
Second Quarter	999.9851	901.5129	977.4754
Third Quarter	1,078.4084	989.4700	1,073.7864
Fourth Quarter	1,163.6373	1,043.4595	1,163.6373
2014
First Quarter (through March 4, 2014)	1,208.6508	1,093.5935	1,208.6508

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Russell 2000® Historical Performance – Daily Index Closing Values January 2, 2009 to March 4, 2014

License Agreement between Morgan Stanley and Russell Investments. The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement no. 1-I.

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Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index, consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information on the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying index supplement no.1-I.

Information as of market close on March 4, 2014:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 1/15/14):	3,168.76
Current Index Level:	3,136.33	52 Week Low (on 6/24/13):	2,511.83
52 Weeks Ago (on 3/5/13):	2,683.02

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through March 4, 2014. The graph following the table sets forth the daily index closing values of the underlying index during the same period. The closing value of the underlying index on March 4, 2014 was 3,136.33. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter (through March 4, 2014)	3,168.76	2,962.49	3,136.33

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EURO STOXX 50® Historical Performance – Daily Index Closing Values January 2, 2009 to March 4, 2014

License Agreement between STOXX Limited and an affiliate of J.P. Morgan Chase & Co. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The PLUS based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement no. 1-I.

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MSCI Emerging Markets Index Overview

The MSCI Emerging Markets Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. As of the date of this term sheet, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

Information as of market close on March 4, 2014:

Bloomberg Ticker Symbol:	MXEF	52 Week High (on 3/8/13):	1,065.94
Current Share Price:	956.19	52 Week Low (on 6/24/13):	883.34
52 Weeks Ago (on 3/5/13):	1,049.94

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2009 through March 4, 2014. The graph following the table sets forth the daily index closing values of the underlying index during the same period. The closing value of the underlying index on March 4, 2014 was 956.19. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index are not reflected in its index closing value and, therefore, have no effect on the calculation of the payment at maturity.

MSCI Emerging Markets Index	High	Low	Period End
2009
First Quarter	607.40	475.08	569.97
Second Quarter	802.21	580.76	761.30
Third Quarter	922.31	723.05	914.05
Fourth Quarter	989.47	901.39	989.47
2010
First Quarter	1,028.07	894.07	1,010.33
Second Quarter	1,047.51	855.52	917.99
Third Quarter	1,075.53	909.30	1,075.53
Fourth Quarter	1,155.94	1,075.85	1,151.38
2011
First Quarter	1,170.87	1,087.10	1,170.87
Second Quarter	1,206.49	1,098.33	1,146.22
Third Quarter	1,169.49	851.51	880.43
Fourth Quarter	1,010.12	831.22	916.39
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter (through March 4, 2014)	1,002.66	916.56	956.19

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Principal at Risk Securities

MSCI Emerging Markets Index Historical Performance – Daily Index Closing Values January 2, 2009 to March 4, 2014

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities, including the notes.. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement with MSCI” in the accompanying underlying supplement no. 1-I.

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Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the MSCI Emerging Markets Index

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each coupon payment date is the date one business day prior to that coupon payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”
Tax considerations:	You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-8-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly coupons as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. MS-8-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing

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Principal at Risk Securities

and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders – tax considerations

The U.S. federal income tax treatment of contingent quarterly coupons is uncertain, and although we believe it is reasonable to take a position that contingent quarterly coupons are not subject to U.S. withholding tax (at least if a Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. Holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose a 30% withholding tax (subject to reduction under an applicable income tax treaty) on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the securities.  Withholding may be required even in the absence of any actual dividend-linked payment or adjustment if certain conditions related to the economic terms of the securities are met on the date a security is acquired by a Non-U.S. Holder.  Currently, there are material uncertainties regarding the application of the proposed regulations and the impact they may have on any future payments to be made under the securities.  In addition, the final regulations, when enacted, may differ materially from the proposed regulations.  Once the regulations are finalized, we will provide any information required in the final regulations to assist in determining whether any amounts with respect to the securities will be subject to this withholding tax.  We will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations as well as the appropriateness of an investment in these securities in light of these proposed regulations and uncertainty over their final form.

Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the securities.

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “EURO STOXX 50® Index Overview” and “MSCI Emerging Markets Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

For purposes of the securities offered by this document, the first and second paragraph of the section entitled “Use of Proceeds and Hedging” on page PS-40 of the accompanying product supplement no. MS-8-I are deemed deleted in their entirety. Please refer instead to the discussion set forth above.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-8-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-40 of the accompanying product supplement no. MS-8-I.

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Principal at Risk Securities

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. MS-8-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. MS-8-I dated January 21, 2014.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-8-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-8-I dated January 21, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000095010314000340/crt_dp43208-424b2.pdf

• Underlying supplement no. 1-I dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf

• Prospectus supplement dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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